Exhibit 99.1

Biogen Names Christopher Viehbacher President and Chief Executive Officer

Distinguished Industry Leader Brings Extensive International Experience in Large Pharmaceutical and Entrepreneurial Biotech Companies

CAMBRIDGE, Mass., November 10, 2022: Biogen Inc. (NASDAQ: BIIB) today announced that its Board of Directors has appointed Christopher A. Viehbacher as President and Chief Executive Officer and a member of the Board of Directors, effective November 14. Viehbacher succeeds Michel Vounatsos, who has led the company since 2017.

Viehbacher has extensive international experience in both large pharmaceutical companies and entrepreneurial biotech companies. After 20 years with GlaxoSmithKline, he served as global CEO of Sanofi for six years, during which time the company overcame the loss of exclusivity of most of its portfolio and pivoted to new sources of growth such as Dupixent, which resulted from the partnership with Regeneron, and in rare and specialty medicines following the acquisition of Genzyme. Under Viehbacher’s leadership, Sanofi strengthened and diversified its R&D pipeline and delivered significant value to shareholders.

More recently, Viehbacher and Ernesto Bertarelli co-founded Gurnet Point Capital, a Cambridge-based healthcare investment fund, which has led to the creation and continuing development of many innovative companies. He has also chaired or been a member of the board of a number of entrepreneurial companies in biotechnology. Viehbacher has always been a strong advocate for innovation and public health. He has received a number of awards including the Légion d’Honneur from France.

Stelios Papadopoulos, Ph.D., Chairman of the Board of Biogen, said: “Chris is the rare pharma executive who has a keen understanding of the complexities involved in running a multibillion-dollar global pharma business as well as a deep appreciation for the value of innovation. It was the combination of these attributes that enabled him to turn around Sanofi and leave behind a much better company compared to the one he inherited. I look forward to Chris leading Biogen to the next chapter of its evolution and, on behalf of the board, I pledge our support to his effort.”

Mr. Viehbacher said: “It is both an honor and an exciting opportunity to join the Biogen team. I greatly admire Biogen for its determination and resilience in pioneering important new medicines to address some of the most difficult and challenging conditions in healthcare. I am inspired by Biogen’s mission and untapped potential and look forward to working with the dedicated Biogen team to build an even stronger company for the benefit of patients, stakeholders and investors.”

Mr. Papadopoulos added, “I want to thank Michel for his significant contributions to Biogen and for his passionate commitment to our mission. He will be leaving Biogen with strong foundations for growth. We appreciate that Michel will remain employed by the company for a limited period of time to help ensure a smooth transition.”

Mr. Vounatsos said, “It has been a privilege to lead this great company and work with so many outstanding people for nearly six years. With 30 clinical programs, 12 of which are in Phase 3 or filed, Biogen is at an important inflection point in CNS drug discovery and development. I am confident that Chris will be an excellent new leader of Biogen. With several potential breakthroughs in areas of high unmet needs on the horizon, I believe the best is yet to come for Biogen and its patients.”

About Biogen

As pioneers in neuroscience, Biogen discovers, develops, and delivers worldwide innovative therapies for people living with serious neurological diseases as well as related therapeutic adjacencies. One of the world’s first global biotechnology companies, Biogen was founded in 1978 by Charles Weissmann, Heinz Schaller, Sir Kenneth Murray, and Nobel Prize winners Walter Gilbert and Phillip Sharp. Today, Biogen has a leading portfolio of medicines to treat multiple sclerosis, has introduced the first approved treatment for spinal muscular atrophy, and developed the first and only approved treatment to address a defining pathology of Alzheimer’s disease. Biogen is also commercializing biosimilars and focusing on advancing one of the industry’s most diversified pipelines in neuroscience that will transform the standard of care for patients in several areas of high unmet need.

In 2020, Biogen launched a bold 20-year, $250 million initiative to address the deeply interrelated issues of climate, health, and equity. Healthy Climate, Healthy Lives™ aims to eliminate fossil fuels across the company’s operations, build collaborations with renowned institutions to advance the science to improve human health outcomes, and support underserved communities.

We routinely post information that may be important to investors on our website at www.biogen.com. Follow us on social media - Twitter, LinkedIn, Facebook, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements, including statements relating to our business activities; our strategy and plans and the potential of our commercial business and pipeline programs; capital allocation and investment strategy. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our dependence on sales from our products; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; failure to compete effectively due to significant product competition in the markets for our products; failure to successfully execute or realize the anticipated benefits of our strategic and growth initiatives; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; our dependence on collaborators, joint venture partners, and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; the potential impact of the conflict in Ukraine; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology failures or breaches; problems with our manufacturing processes; risks relating to management and personnel changes, including attracting and retaining personnel; failure to comply with legal and regulatory requirements; the risks of doing business internationally, including currency exchange rate fluctuations; risks relating to investment in our manufacturing capacity; the direct and indirect impacts of the ongoing COVID-19 pandemic on our business, results of operations, and financial condition; fluctuations in our operating results; risks related to investment in properties; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; risks relating to access to capital and credit markets; risks related to indebtedness; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission.

These statements are based on our current beliefs and expectations and speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements.

###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Jack Cox	Mike Hencke
+1 210 544 7920	+1 781 464 2442
public.affairs@biogen.com	IR@biogen.com